CUNO INCORPORATED

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        (as amended to February 1, 2000)

                                    ARTICLE I
                                    ---------

                                  ESTABLISHMENT
                                  -------------

          1.1 PURPOSE. The CUNO Incorporated Non-Employee Directors' Stock Option Plan ("Plan") is hereby established by CUNO Incorporated ("Company"). The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors of the Company who are not employees, to further align the interests of such directors with those of the stockholders of the Company and to achieve long-term growth and performance of the Company. The Plan is adopted effective as of August 28, 1996 ("Effective Date").

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

          For purposes of this Plan, the following terms are defined as set forth below:

          2.1 "AFFILIATE" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

          2.2   "AGREEMENT"  or  "AWARD   AGREEMENT"   means,   individually  or
collectively, any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

          2.3 "AWARD" means any Stock Option, Performance Share or Deferred Stock granted pursuant to the Plan.

          2.4 "BENEFICIARY" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means the person or persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          2.5 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

          2.6 "CHANGE IN CONTROL" means

                    (a) The  acquisition  by any  individual,  entity  or  group
          (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
          (ii) and (iii) of subsection (c) of this Section 2.6;

                    (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than twenty percent (20%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting
          Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          2.7 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

          2.8 "COMMISSION" means the Securities and Exchange Commission or any successor agency.

          2.9 "COMMITTEE" means the person or persons appointed by the Board of Directors to administer this Plan, as further described in the Plan.

          2.10 "COMMON STOCK" means the shares of the Common Stock, par value $.001 per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of this Plan.

          2.11 "COMPANY" means CUNO Incorporated, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

          2.12 "CONVERSION ELECTION" or "ELECTION" means an election by a Director to (a) either receive all of his or her Retainer on a current basis or
(b) to reduce his or her Retainer by an amount or percentage specified in the Election and to receive a right to Deferred Stock. The Committee may require that an Election shall be effective only with respect to a Notice Date that is at least six months prior to the transaction to which the Election relates and is irrevocable for such period as the Committee may determine.

          2.13 "DEFERRED STOCK" means an award to receive Common Stock at the end of a specified period in exchange for a Participant's reduction of the Retainer otherwise payable to the Participant.

          2.14 "DIRECTOR" means each and any director who serves on the Board and who is not an officer or employee of the Company or any of its Affiliates.

          2.15 "DISABILITY" means a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

          2.16 "EFFECTIVE DATE" means August 28, 1996.

          2.17 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.18 "FAIR MARKET VALUE" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

                    (a) if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

                    (b) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

                    (c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

          2.19 "GRANT DATE" means the date that as of which an Award is granted pursuant to this Plan.

          2.20 "NASDAQ" means The NASDAQ Stock Market, including the NASDAQ National Market.

          2.21 "NOTICE DATE" means the date established by the Committee as the deadline for it to receive an Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

          2.22 "OPTION" or "STOCK OPTION" means the right to purchase the number of shares of Common Stock specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

          2.23 "OPTION PERIOD" means the period during which the Option shall be exercisable in accordance with the Agreement and Article V.

          2.24 "OPTION PRICE" means the price at which the Common Stock may be purchased under an Option as provided in Section 5.3.

          2.25 "PARTICIPANT" means a Director to whom an Award has been granted under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such appointed Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, a partnership the interests of which are for the benefit of the Participant, the Participant's parents, spouse or descendants; or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with an application of Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Directorship" shall mean the Termination of Directorship of the Director.

          2.26 "PERFORMANCE SHARES" means an Award granted under Article VII.

          2.27 "PLAN" means CUNO Incorporated Non-Employee Directors' Stock Incentive Plan, as herein set forth and as may be amended from time to time.

          2.28 "REPRESENTATIVE" means (a) a person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred by the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

          2.29 "RETAINER" means the retainer provided to the Participant for services rendered as a Director, including service on a committee or attendance at meetings, but not the reimbursement of expenses, in his or her capacity as a Director.

          2.30 "RULE 16b-3" or "RULE 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as promulgated under the Exchange Act, as amended from time to time, or any successor thereto, in effect and applicable to the Plan and Participants.

          2.31 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          2.32 "VALUATION DATE" means the date or dates designated by the Committee for converting the Retainer to Deferred Stock pursuant to an Election.

          In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                   ARTICLE III
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                                 ADMINISTRATION
                                 --------------

          3.1 COMMITTEE STRUCTURE AND AUTHORITY. This Plan shall be administered by the Committee which, except as provided herein, shall be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes another committee whose purpose is the administration of this Plan. In the absence of an appointment, the Board shall be the Committee; provided that only those members of the Compensation Committee of the Board who participate in the decision relative to Options under the Plan shall be deemed to be part of the "Committee" for purposes of the Plan. A majority of the Committee shall constitute a quorum at any meetings thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of it members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

          The Committee shall have the authority, subject to (i) the terms of the Plan and (ii) the limitations of Rule 16b-3(c)(2)(ii), to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

          Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to DE NOVO review if challenged in court.

                                   ARTICLE IV
                                   ----------

                              STOCK SUBJECT TO PLAN
                              ---------------------

          4.1 NUMBER OF SHARES. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for issuance pursuant to Awards under the Plan shall be 300,000 shares of Common Stock authorized for issuance on the Effective Date, plus any unused shares under, or shares allocated by the Committee from, the Company's 1996 Stock Incentive Plan;. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          4.2 RELEASE OF SHARES. The Committee shall have full authority to determine the number of shares of Common Stock available for Awards, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to Awards, any shares of Common Stock subject to any Awards that are forfeited, any Awards that otherwise terminate without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Award including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular Participant under applicable law, such shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

          4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange, NASDAQ or other public market on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person receiving Common Stock to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

          4.4 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable time in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

          4.5 REASONABLE EFFORTS TO REGISTER. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its reasonable efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the relevant period of the last Award outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The
Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

          4.6 ADJUSTMENTS. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under this Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Options, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

          4.7 LIMITED TRANSFER DURING OFFERING. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an Award.

                                    ARTICLE V
                                    ---------

                                     OPTIONS
                                     -------

          5.1 ELIGIBILITY. Each Director shall be granted Options to purchase shares of Common Stock as provided herein.

          5.2 GRANT AND EXERCISE. Each person who is a Director shall become a Participant and shall, on the date Commercial Intertech Corp. distributes the common stock of the Company to the holders of Commercial Intertech Corp. (if he or she is a Director on such date) and on each annual stockholders' meeting (or such other annual date as selected by the Committee) thereafter (if he or she is a Director on such date) beginning in calendar year 1997 for as long as such person is a Director, without further action by the Board or the Committee, be granted an Option to purchase 2,000 shares of Common Stock. If any Director is required to retire pursuant to the policies of the Board during the 12-month period beginning on any Grant Date, or if the Director has notified the Board that he or she intends to resign for any reason during the 12-month period beginning on any Grant Date, said Director shall instead be granted on the relevant Grant Date an Option to purchase the number of shares of Common Stock equal to (i) 2,000 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months the Director will serve during the period beginning on the Grant Date and ending on the Director's last date of service and the denominator of which is 12. If after 1996, a Director is appointed to the Board effective on any date other than the date of the annual stockholders' meeting, said Director shall automatically be granted on the Grant Date he or she joined the Board an Option to purchase the number of shares of Common Stock equal to (i) 2,000 multiplied by (ii) a fraction, the numerator of which is the number of full months such Director will serve on the Board during the period beginning on the date he or she joins the Board and ending on the date of the next following annual stockholders' meeting and the denominator of which is 12. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock. If there is no whole number of shares remaining to be granted, then no grants shall be made under the Plan. Each Option granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant.

          5.3 TERMS AND CONDITIONS. Options shall be subject to such terms and conditions as shall be determined by the Committee, including in each case the following:

                    (a) OPTION PERIOD. The Option Period of each Option shall be ten (10) years unless otherwise provided by the Committee.

                    (b) OPTION PRICE. The Option Price per share of the Common Stock purchasable under an Option shall be the Fair Market Value as of the Grant Date unless otherwise provided by the Committee.

                    (c) EXERCISABILITY. Unless otherwise specified in an Agreement, and subject to the provisions of Section 9.3, Options granted thereafter shall become exercisable on the first anniversary of the Grant Date. An Option only shall be exercisable during the Option Period.

                    (d) METHOD OF EXERCISE.  Subject to the  provisions  of this
          Article V, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Except when waived by the Committee, such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee (including approval at the time of exercise), payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); (v) by certifying ownership of shares of Common Stock owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Committee; or (vi) by any combination of the foregoing or by any other method permitted by the Committee.

                    (e) NON-TRANSFERABILITY OF OPTIONS. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Option and sale of Common Stock on Form S-8 (or a successor form) or the Committee's waiver of such condition.

          5.4 TERMINATION. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant ceases to be a Director due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant ceases to be a Director for any reason other than death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one
(1) year (or such other period or no period as the Committee may specify) immediately following the date the Participant ceases to be a Director or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following the date the Participant ceases to be a Director shall not affect the foregoing.

                                   ARTICLE VI
                                   ----------

                                RETAINER ELECTION
                                -----------------

          6.1  RIGHT TO ELECT

                    (a) A Director may have all or a portion of his or her Retainer credited as Deferred Stock on his or her behalf. A Director who desires to receive all or a portion of his or her Retainer in the form of Deferred Stock shall file an Election by the relevant Notice Date pursuant to the procedures of the Committee authorizing his or her Retainer otherwise payable to be reduced and to be distributed in the form of Deferred Stock.

                    (b) As of the relevant Valuation Date determined by the Committee, the number of shares of Deferred Stock shall equal (1) the value of Retainer subject to the Conversion Election multiplied by (i)
          1.15 if the Deferral Period is for three (3) years, (ii) 1.20 if the Deferral Period is for four (4) years and (iii) 1.25 if the Deferral Period is for five
          (5) years, divided by (2) the Fair Market Value per share of the Common Stock on the effective date of the Conversion Election.

          6.2 ELECTION PROCEDURES. If properly executed and received by the Committee, an Election shall be effective only with respect to a Retainer paid in the period to which the Election applies and only with respect to a Retainer paid after the Notice Date for the Election. The Election shall be effective only if received on or prior to the Notice Date to which the Election relates and, shall only be revocable to the extent determined by the Committee. An Election may be deemed to be continuing and applicable to calendar years after the year in which the Election is filed, and may be continuing for such period of time as determined by the Committee. The Committee may establish rules and procedures governing when an Election will be effective and what Retainer will be subject to the Election.

                                   ARTICLE VII
                                   -----------

                               PERFORMANCE SHARES
                               ------------------

          7.1 GENERAL. Subject to the terms and conditions described below, Performance Shares may be granted to Participants at any time and from time to time as determined by the Committee.

          7.2 PRICE. The purchase price for Performance Shares shall be zero unless otherwise specified by the Committee.

          7.3 PERFORMANCE SHARE AGREEMENT. Prior to the beginning of the applicable Performance Period (as defined below), subject to the provisions of this Plan, all the terms and conditions of an award of Performance Shares shall be determined by the Committee in its discretion and shall be confirmed by a Performance Share Award Agreement which shall be executed by the Company and the Participant.

          7.4 PERFORMANCE PERIODS. Unless otherwise determined by the Committee, any time period (the "Performance Period") relating to a Performance Share award shall be at least two years in length.

          7.5 PERFORMANCE GOALS. Performance Shares shall be earned based upon the financial performance of the Company or an operating group of the Company during a Performance Period. Prior to the beginning of the applicable Performance Period, the Committee will establish in writing targets for the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"), which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify; extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant" Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the greater Award. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its discretion, vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals.

          7.6 EARNING OF PERFORMANCE SHARES. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

Subsequently, each recipient of Performance Shares shall be entitled to receive or retain the number of Performance Shares under the Award, if any, earned by the Participant over the Performance Period. A Participant may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares shall be paid in the form of Company Stock. Unrestricted certificates representing such number of shares of Stock as equals the number of Performance Shares earned under the Award shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period. Participants shall also be entitled to any dividends or other distributions that have been or would have been paid or earned in respect of such shares of Common Stock had such shares been outstanding during the period from the initial Award date to the final payout on the Performance Shares, and may be paid in the form of Common Stock. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest.

          7.7 TERMINATION OF SERVICE AS A DIRECTOR. Unless otherwise determined by the Committee, in the event the status of a Participant as a Director is terminated by reason of death or Disability during a Performance Period, the Participant shall receive a prorated payout with respect to the Performance Shares relating to such Performance Period. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the Performance Period and based upon the achievement of the established Performance Goals. Distribution of earned Performance Shares shall be made at the same time payments are made to Participants whose service as a Director does not terminate during the applicable Performance Period. In the event that a Participant ceases to be a Director for any reason other than death or Disability, all Performance Shares shall be forfeited by the Participant to the Company, unless otherwise determined by the Committee.

          7.8 NON-TRANSFERABILITY. Except as provided in an Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant, the Participant's legal Representative.

                                  ARTICLE VIII
                                  ------------

                                 DEFERRED STOCK
                                 --------------

          8.1 GENERAL. The Committee shall have authority to grant Deferred Stock under this Plan at any time or from time to time, including in connection with a Conversion Election. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate, for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any Participant.

          8.2 TERMS AND CONDITIONS. Deferred Stock Awards shall be subject to the following terms and conditions:

                    (a) LIMITATIONS ON TRANSFERABILITY. Subject to the provisions of this Plan and except as may otherwise be provided in an Agreement, neither Deferred Stock Awards, nor any interest therein, may be sold, assigned, margined, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 8.2(e), where applicable), the Committee shall deliver Common Stock to the Participant for the shares covered by the Deferred Stock Award.

                    (b) RIGHTS. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and dividends on the Common Stock that is the subject of the Deferred Stock Award payable in Common Stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

                    (c) CRITERIA. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

                    (d) FORFEITURE. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant ceases to be a Director during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock and shares of Common Stock shall be delivered to the Participant. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's ceasing to be a Director for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

                    (e)  ELECTION.  A  Participant  may elect to  further  defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the Deferral Period for the Award.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

          9.1 AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (c) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. To the extent required by law and notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code or Rule 16b-3.

          The Committee may amend, alter or discontinue the Plan or an Award at any time on the same conditions and limitations (and exceptions to limitations) as applies to the Board's authority to amend the Plan and further subject to any approval or limitations the Board may impose.

          The Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan or an Agreement to the contrary, if any right under this Plan or an Agreement would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Board or the Committee may modify or adjust the right so that pooling of interest accounting is available.

          9.2 GENERAL PROVISIONS.

                    (a) REPRESENTATION. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof in violation of the Securities Act. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                    (b) WITHHOLDING. If determined to be required to protect the
          Company, no later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

                    (c) CONTROLLING LAW. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

                    (d) OFFSET. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

                    (e) FAIL-SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 or Rule 16a-1(c)(3) to be stated therein, such provision shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

                    (f) RIGHT TO CAPITALIZE. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidation, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          9.3 SPECIAL PROVISIONS REGARDING A CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control:

                    (a) Any Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

                    (b) Any restrictions or deferrals applicable to Deferred Stock shall lapse, and such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

                    (c) Any Performance Goal or other condition with respect to any Performance Shares shall be deemed to have been satisfied in full, and the Award shall be fully distributable;

                    (d)   The    Committee    shall   have   full    discretion,
          notwithstanding anything herein or in an Agreement to the contrary, to do any or all of the following with respect to an outstanding Award:

                    (1) To cause any Award to be cancelled, provided notice of at least 15 days thereof is provided before the date of cancellation;

                    (2) To provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

                    (3) To grant the Participant by giving notice during a pre-set period to surrender all or part of an Award to the Company and to receive cash in an amount equal to the amount by which the "Change of Control Price" (as defined in Section 9.4(c) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award;

                    (4)  To require  the  assumption  of the  obligation  of the
                         Company   under  the  Plan   subject   to   appropriate
                         adjustment; and

                    (5) To take any other action the Committee determines to take.

          9.4 For purposes of this Section, "Change in Control Price" means the higher of (i) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the sixty (60) day period prior to and including the date of a Change of Control, or (ii) if the Change in Control is the result of a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

          9.5 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER CORPORATIONS. Awards may be granted under this Plan from time to time in substitution for awards held by Directors in respect of other plans of other entities. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

          9.6 DELAY. If at the time, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan, to the extent necessary to avoid the imposition of liability, shall be suspended and delayed during the period the Participant would be subject to such liability.

          9.7 HEADINGS. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

          9.8 SEVERABILITY. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

          9.9 SUCCESSORS AND ASSIGNS. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

          9.10 ENTIRE AGREEMENT. The Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.